Exhibit d(5)

ACTIONS SEMICONDUCTOR CO., LTD.

AMENDED AND RESTATED

2007 EQUITY PERFORMANCE AND INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT

The Participant named below has been awarded Restricted Share Units (“RSUs”) under the Actions Semiconductor Co., Ltd. (the “Company”) Amended and Restated 2007 Equity Performance and Incentive Plan (the “Plan”) in accordance with the terms of the Plan and of this Restricted Share Unit Agreement, including Exhibit A (the “Agreement”). The terms of this Agreement are as follows:

Participant:	_______________________

Date of Grant:	____________

Total Number of Shares Subject to RSUs:	_______________ (1ADS=6 Ordinary Shares)

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this award of RSUs is granted under and governed by the terms of the Plan and this Agreement (including Exhibit A). Participant has reviewed the Plan and this Agreement (including Exhibit A) in their entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of the Plan and Agreement (including Exhibit A). Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company (the “Board”) regarding any questions relating to the Plan or the Agreement. This Agreement will be effective only if Participant executes it and returns it to the Company within ten (10) days of the Date of Grant and is void if not timely executed and returned.

PARTICIPANT	ACTIONS SEMICONDUCTOR CO., LTD.

Signature	By

CFO
Print Name	Title

Address:

No.1 Ke Ji Si Road, Technology Innovation

Coast of Hi-Tech Zone,Zhuhai,Guangdong,

CHN

ACTIONS SEMICONDUCTOR CO., LTD.

AMENDED AND RESTATED

2007 EQUITY PERFORMANCE AND INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT

EXHIBIT A

1.     Grant. The Company grants to Participant under the Plan an award of RSUs, subject to the terms of this Agreement and the Plan, which is incorporated into this Agreement by reference. If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan will control.

2.     Company’s Obligation to Pay. Each RSU represents the right to receive a Share on the date it vests. Except to the extent that the RSUs have vested, Participant will have no right to payment of any RSUs. Once an RSU has vested and before it is paid, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any RSUs that vest will be paid in whole Shares, subject to Participant satisfying any applicable withholding obligations, on or as soon as practicable after the vesting date and in no event later than March 15 of the year after the year in which the vesting date occurs. Though this Agreement designates this award as a right to receive Shares, the Company may, in its sole discretion, issue an amount of ADSs that equate to the number of Shares issuable under this award or pay the award in cash in a currency determined by the Board, or in any combination of these forms of payment.

3.     Vesting. The RSUs will vest in accordance with the following schedule:

To the extent permitted by applicable law and subject to the Participant continuing to be a service provider through the applicable dates described below, the RSUs shall become exercisable, in whole or in part, in accordance with the following vesting schedule and the Participant shall have until the earlier of (i) the fourth (4th) anniversary of the date on which 100% of the Shares subject to the RSUs shall have vested and (ii) the Expiration Date to exercise this RSUs:

[INSERT VESTING SCHEDULE]

Notwithstanding the foregoing, the RSUs shall expire in its entirety or in part on the applicable Expiration Date as set forth above or earlier as provided in Section 5.

If Participant’s service with the Company and its Subsidiaries terminates for any reason other than death or disability before Participant vests in all of the RSUs subject to this Agreement, the RSUs that have not vested as of Participant’s termination of service and Participant’s right to acquire any Shares relating to such unvested RSUs will immediately terminate and be forfeited upon Participant’s termination of service. In case of termination of employment by reason of death or disability, the Board may, in its sole discretion but is not obligated to, accelerate the vesting of the RSU.

4.     Merger. In the event of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the Board shall make or provide for such adjustments in the numbers of Shares covered by outstanding RSUs granted hereunder, and in the kind of Shares covered thereby and such other amendments to the terms of any outstanding awards granted hereunder, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required or appropriate to prevent dilution or enlargement of the rights of the Participant that otherwise would result from. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding RSUs such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all RSUs so replaced.

5.     Board Discretion. The Board, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested RSUs at any time, subject to the terms of the Plan. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Board and will be paid in such manner as designated by the Board.

6.     Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, to Participant’s estate. For this purpose, no beneficiary will be treated as having been validly designated unless the designation is in writing and received by the Board before the Participant’s death and otherwise complies with applicable law.

7.     Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no Shares will be issued to Participant, unless and until Participant makes satisfactory arrangements (as determined by the Board) with respect to the payment of income, employment and other taxes that the Board determines must be withheld with respect to such Shares. To the extent determined appropriate by the Board and permissible under applicable law, Participant authorizes the Company (and/or the Subsidiary employing or retaining Participant) and acknowledges that it has the right (but not the obligation) to satisfy any tax withholding obligations by (a) reducing the number of Shares otherwise deliverable to Participant equal in value to the minimum amount statutorily required to be withheld, (b) selling a sufficient number of Shares otherwise deliverable to Participant through such means as the Board may determine in its sole discretion (whether through a broker or otherwise) and/or (c) withholding all applicable taxes legally payable by Participant from Participant’s wages or other cash compensation paid to Participant by the Company (and/or the Subsidiary employing or retaining Participant). If Participant fails to make satisfactory arrangements for the payment of any required tax or other withholding obligations when any applicable RSUs otherwise are scheduled to vest, Participant will permanently forfeit such RSUs and any right to receive Shares related to those RSUs and the RSUs will be returned to the Company at no cost to the Company.

8.     Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable under this Agreement unless and until the Shares are issued to the Participant, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. After such issuance and recordation, Participant will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.     No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RSUS PURSUANT TO THE VESTING SCHEDULE IN THIS AGREEMENT IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RSUS OR ACQUIRING SHARES. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE PLAN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.   Address for Notices. Any notice to be given to the Company or the Board under this Agreement will be addressed to the Company at Actions Semiconductor Co., Ltd., No. 1 Ke Ji Si Road, Technology Innovation Coast of Hi-Tech Zone, Zhuhai, Guangdong, China 519085, or at such other address as the Company or Board may designate in writing. Any notice to be given to Participant under this Agreement will be addressed to Participant at the address set forth in this Agreement, unless Participant notifies the Board in writing that a different address should be used.

11.   Grant is Not Transferable. Participant is not permitted to transfer this Agreement in any manner other than by will or by the laws of descent or distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void. The Company may transfer this Agreement to a Subsidiary or otherwise as permitted under the Plan.

12.   Binding Agreement. Subject to the limitation on the transferability of this grant set forth above, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of Participant and the Company.

13.   Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable law, the Company will defer delivery until the earliest date on which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14.   Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

15.   Board Authority. The Board (or its delegee) will have the power and complete discretion to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent with its interpretation of the Plan and this Agreement, and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Board (or its delegee) will be final and binding upon Participant, the Company and all other interested persons. No member of the Board and no individual who acts on behalf of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16.   Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company, the Board or another third party designated by the Company or the Board.

17.   Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.   Agreement Severable. If any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

19.   Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company, provided that no modification of this Agreement shall materially and adversely impair the rights of the Participant unless agreed in writing by the Participant. Notwithstanding the foregoing, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Gross Margin Code of 1986, as amended (“Section 409A”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this award of RSUs.

20.   Section 409A of the Code. The RSUs awarded under this Agreement are intended to be exempt from Section 409A, and the Agreement shall be interpreted in a manner consistent with that intent. Notwithstanding the foregoing, to the extent that all or a portion of the RSUs are subject to Section 409A, they are intended to comply with Section 409A, and the Agreement shall be interpreted in a manner consistent with that intent.

21.   Amendment, Suspension or Termination of the Plan. By accepting this award, Participant expressly warrants that he or she has received an award of RSUs under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22.   Governing Law. This Agreement shall be governed by the laws of the Cayman Islands, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this award of RSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the [State of California], and agree that such litigation shall be conducted in the courts of [Santa Clara County, California, or the federal courts for the United States for the Northern District of California], and no other courts, where this award of RSUs is made and/or to be performed.

23.   Other Plans and Agreements. Any compensation earned by Participant pursuant to this Agreement will not be taken into account as compensation in the determination of Participant’s benefits under any pension, savings, group insurance, or other benefit plan, program or arrangement. Participant acknowledges that receipt of this Agreement will not entitle Participant to any other benefits under the Plan or any other plans, programs or arrangements maintained by the Company or a Subsidiary.

24.   Confidentiality. Except to the extent otherwise required by law, Participant will not disclose, in whole or in part any of the terms of this Agreement, except that Participant is permitted to disclose the terms of this Agreement to Participant’s spouse or to Participant’s legal, tax, or financial adviser, provided that Participant take all reasonable measures to assure that he or she does not disclose the terms of this Agreement to a third party except as otherwise required by law.

Page A-5